Exhibit 10.4

ALLONGE TO PROMISSORY NOTE

Allonge (this “Allonge”) to that certain Note (the “Note”) attached hereto as Exhibit 1 and made a part hereof in the principal amount of $600,000 dated September 22, 2020, from Brain Scientific Inc., a Nevada corporation (the “Company”), in favor of Auctus Fund, LLC, as Holder (the “Holder”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Note.

WHEREAS, the Note provides that Principal payments shall be made in six (6) installments each in the amount of US$100,000.00 commencing one hundred and eighty (180) days following the Issue Date and continuing thereafter each thirty (30) days for five (5) months.

WHEREAS, the next installment payment of Principal under the Note in the amount of US$100,000.00 (the “April Installment”) is due and owing by the Company to the Holder on April 21, 2021 (the “Payment Date”).

WHEREAS, the Company and the Holder desire to extend the Payment Date of the April Installment until April 30, 2021.

The Company and the Holder agree that the Note shall be revised as follows:

1. The Payment Date of the April Installment is hereby extended until April 30, 2021.

2. The Holder hereby waives any and all (if any) Events of Default or other breaches or defaults of the Note through the date hereof related to the April Installment.

This Allonge is intended to be attached to and made a permanent part of the Note.

Dated as of the 21st day of April, 2021.

Company:	BRAIN SCIENTIFIC INC.

By:	/s/ Boris Goldstein
Name:	Boris Goldstein
Title:	Chairman

AUCTUS FUND, LLC

Holder:

By:	/s/ Lou Posner
Name:	Lou Posner
Title:	Managing Director